Exhibit 99.1

                                                                                                                Press Release

Contacts:

Bill Slater

Chief Financial Officer

(408) 428-7801

bslater@symmetricom.com

Symmetricom Reports First Quarter 2008 Financial Results

SAN JOSE, Calif. --- Nov. 1, 2007 --- Symmetricom, Inc. (NASDAQ:SYMM),  a worldwide leader  in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported financial results for its first quarter ended September 30, 2007.

Fiscal first quarter revenue was $50.7 million, a 7.4 percent increase over prior year quarterly revenue of $47.3 million.

Net loss from continuing operations in the first quarter was $(0.3) million, or $(0.01) per share, compared with net earnings from continuing operations of $3.3 million, or $0.07 per share on a fully diluted basis in the prior year period.

Non-GAAP net earnings from continuing operations in the first quarter, which excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges, and unusual and non-recurring items, were $1.8 million or $0.04 per share on a fully diluted basis, compared with $4.7 million or $0.10 per share on a fully diluted basis in the prior year period.

Telecom Solutions Division revenue in the quarter was $30.3 million, a decrease of $1.8 million, or 5.5 percent, from prior year revenue of $32.1 million. Timing, Test & Measurement Division revenue in the quarter was $20.2 million, an increase of $5.1 million, or 33.6 percent, over prior year revenue of $15.2 million. Revenue for our new Quality of Experience (QOE) Assurance Division was $0.2 million for the quarter.

First Quarter 2008 Highlights

•                  Verizon continued to be a strong customer, representing approximately 12 percent of overall revenues

•                  Strong performance from our Timing Test and Measurement Division was propelled by orders from the Coast Guard, the Intelligence Community, the Air Force and international customers

•                  TimeCreator, our new cable timing product, is seeing increased activity, and is now in trials at four cable operators

•                  Our QOE Assurance Division entered into two new trials and began a live-network beta trial with a set-top box supplier

“With less than five percent of the installed BITS base currently upgraded at AT&T and Verizon, along with strong performance in the government sector and opportunities in cable, we see our core business as healthy and growing,” said Thomas Steipp, president and CEO of Symmetricom. “As indicated previously, we expect the second half of the year to be stronger for wireline as telecom capital expenditures budgets come out for 2008.”

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, Nov. 1, at 1:30 p.m. Pacific time. Those wishing to join should dial 1-210-234-0002 and reference the passcode “Symmetricom.” A live webcast of the conference call will also be available via the Company’s website at www.symmetricom.com.  A replay of the call will be available until Nov. 9 at 11:59 p.m. Pacific Time. To access the replay, please dial 1-203-369-0349.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the Company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the Company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the non-GAAP Statements of Operations, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning our new QOE Assurance Division business, progress made in developing product for the cable industry, progress made in upgrading equipment at Verizon and ATT, core business growth, strong second half fiscal 2008 revenue, as well as the information regarding the usefulness of the non-GAAP financial information. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to attract cable service providers as new customers for our products, our ability to develop, market and sell products into the QOE area for the emerging IPTV market, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating acquired businesses, customer acceptance of new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July1, 2007, and subsequent current reports on Form 8-K.

Note: Financial schedules attached.

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2007	October 1, 2006

Net revenue	$50,735	$47,260
Cost of products and services	28,027	24,461
Amortization of purchased technology	805	740
Integration and restructuring charges	3	—
Gross profit	21,900	22,059
Gross margin	43.2%	46.7%
Operating expenses:
Research and development	7,286	4,774
Selling, general and administrative	15,516	13,351
Amortization of intangibles	260	117
Integration and restructuring charges	293	—
Operating income (loss)	(1,455)	3,817
Interest income	2,210	2,367
Interest expense	(1,195)	(1,220)
Earnings (loss) before income taxes	(440)	4,964
Income tax provision (benefit)	(129)	1,642
Net earnings (loss) from continuing operations	(311)	3,322
Gain from discontinued operations, net of tax	68	474
Net earnings (loss)	$(243)	$3,796

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$(0.01)	$0.07
Gain from discontinued operations	—	0.01
Net earnings (loss)	$(0.01)	$0.08
Weighted average shares outstanding - basic	45,558	45,540

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$(0.01)	$0.07
Gain from discontinued operations	—	0.01
Net earnings (loss)	$(0.01)	$0.08
Weighted average shares outstanding - diluted	45,558	46,163

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2007	October 1, 2006
Reconciliation from GAAP to Non-GAAP
Net earnings (loss) from continuing operations:
GAAP earnings (loss) from continuing operations (GAAP)	$(311)	$3,322

Equity-based compensation expense:
Cost of products and services	270	165
Research and development	538	97
Selling, general and administrative	779	874
Total equity-based compensation expense	1,587	1,136
Amortization of intangible assets:
Cost of products and services	805	740
Operating expenses	260	117
Total amortization of intangible assets:	1,065	857

Integration and restructuring charges	296	0
Income tax effect of Non-GAAP adjustments	(864)	(659)
Non-GAAP net earnings from continuing operations	$1,773	$4,656

Earnings (loss) from continuing operations per share-diluted:
GAAP earnings (loss) from continuing operations	$(0.01)	$0.07
Non-GAAP earnings from continuing operations	$0.04	$0.10
Shares used in diluted shares calcuation	46,152	46,163

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2007	October 1, 2006
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$50,735	$47,260
GAAP Gross profit	21,900	22,059
GAAP Gross margin	43.2%	46.7%

Add Non-GAAP Items:
Equity-based compensation expense:	270	165
Amortization of intangible assets	805	740
Integration and restructuring charges	3	0

Non-GAAP Gross profit	$22,978	$22,964
Non-GAAP Gross margin	45.3%	48.6%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$50,735	$47,260
GAAP Operating expenses	23,355	18,242
Operating expenses % to revenue	46.0%	38.6%

Add Non-GAAP Items:
Equity-based compensation expense:	1,317	971
Amortization of intangible assets	260	117
Integration and restructuring charges	293	—

Non-GAAP operating expenses	$21,485	$17,154
Non-GAAP operating expenses % to revenue	42.3%	36.3%

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2007	July 1, 2007

ASSETS
Current assets:
Cash and cash equivalents	$52,074	$37,587
Short-term investments	120,581	138,559
Accounts receivable, net	31,126	37,368
Inventories, net	41,851	38,957
Note receivable from employee	500	500
Prepaids and other current assets	14,538	11,094
Total current assets	260,670	264,065
Property, plant and equipment, net	26,319	26,626
Goodwill, net	54,657	54,706
Other intangible assets, net	16,771	17,730
Deferred taxes and other assets	40,527	46,152
Total assets	$398,944	$409,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,596	$13,197
Accrued compensation	13,408	13,936
Accrued warranty	3,679	3,374
Other accrued liabilities	11,026	15,161
Current maturities of long-term obligations	1,599	1,547
Total current liabilities	40,308	47,215
Long-term liabilities	125,940	125,550
Deferred income taxes	784	334
Total liabilities	167,032	173,099
Stockholders’ equity:
Common stock	183,678	187,070
Accumulated other comprehensive income	167	403
Retained earnings	48,067	48,707
Total stockholders’ equity	231,912	236,180
Total liabilities and stockholders’ equity	$398,944	$409,279